UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2011

Spectrum Control, Inc.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-8796	25-1196447
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8031 Avonia Road, Fairview, Pennsylvania	16415
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (814) 474-2207

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Spectrum Control, Inc. (the “Company”) was held on May 27, 2011, at the Company’s headquarters, located at 8031 Avonia Road, Fariview, Pennsylvania at 10:00 a.m. The proposal to adopt the Agreement and Plan of Merger, dated March 28, 2011, as it may be amended from time to time, by and among API Technologies Corp., Erie Merger Corp. and Spectrum Control, Inc. as described in the Company’s Proxy Statement dated May 4, 2011, was approved. Below are the final voting results of the Company’s shareholders on the proposals presented at the special meeting.

Proposal 1 – Adoption of Merger Agreement

Adoption of the Agreement and Plan of Merger, dated March 28, 2011, as it may be amended from time to time, by and among API Technologies Corp., Erie Merger Corp. and Spectrum Control, Inc. (the “Merger Agreement”).

Votes For	10,795,147
Votes Against	48,312
Votes Abstain	4,020

Proposal 2 – Adjournment of Special Meeting to Solicit Additional Proxies

Approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement. In respect of proposal 2, no vote was necessary or taken in light of the approval of proposal 1.

The Company anticipates that the merger contemplated by the Merger Agreement will be completed on June 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM CONTROL, INC.
(Registrant)

Date: May 27, 2011	By:	/s/ John P. Freeman
(Signature)
Senior Vice President and Chief Financial Officer